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                                                                     Exhibit (i)

April 26, 2007                                      Mayer, Brown, Rowe & Maw LLP
                                                             1909 K Street, N.W.
                                                     Washington, D.C. 20006-1101

                                                         Main Tel (202) 263-3000
                                                         Main Fax (202) 263-3300
                                                          www.mayerbrownrowe.com

The Vantagepoint Funds
777 North Capitol Street, NE
Suite 600
Washington, D.C. 20002

Ladies and Gentlemen:

This opinion is being furnished to The Vantagepoint Funds, a Delaware statutory trust (the "Trust"), in connection with the Trust's filing of Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Trust. As counsel for the Trust, we have examined such statutes, regulations, corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

Based upon the foregoing, we are of the opinion that the units of beneficial interest, without par value, to be issued as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Trust in exchange for the consideration stated in the Registration Statement, will be validly issued, fully paid and nonassessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as legal counsel to the Trust in the Registration Statement. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP


Mayer, Brown, Rowe & Maw LLP


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